UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 27, 2012

CORNERSTONE REALTY FUND LIQUIDATING TRUST

(Exact name of registrant as specified in its charter)

California	000-51868	33-0827161
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1920 Main Street., Suite 400 Irvine, California 92614
(Address of principal executive offices)

(949) 852-1007

(Registrant’s telephone number, including area code)

Cornerstone Realty Fund, LLC

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01         Entry into a Material Definitive Agreement.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference.

Item 2.01         Completion of Acquisition or Disposition of Assets.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference.

Item 8.01         Other Events.

On February 27, 2012 (the “Effective Date”), Cornerstone Realty Fund, LLC (the “Fund”) completed its liquidation pursuant to the Plan of Liquidation and Dissolution adopted pursuant to a majority vote of its members on May 29, 2011 (the “Plan”), which provided for the formation of a liquidating trust for the purpose of completing the liquidation of the assets of the Fund followed by a dissolution and cancellation of the Fund.

In furtherance of the Plan, the Fund entered into a Liquidating Trust Agreement (the “Liquidating Trust Agreement”) with Cornerstone Industrial Properties, LLC, the managing member of the Fund, as managing trustee (the “Managing Trustee”), in connection with the formation of the Cornerstone Realty Fund Liquidating Trust (the “Liquidating Trust”), a California statutory trust.  As of the Effective Date, each of the holders of units of limited liability company interest in the Fund received a pro rata beneficial interest in the Liquidating Trust in exchange for such holder’s interest in the Fund.

In accordance with the Plan and the Liquidating Trust Agreement, the Fund has transferred all of its remaining assets and liabilities to the Liquidating Trust to be administered, disposed of or provided for in accordance with the terms and conditions set forth in the Liquidating Trust Agreement.

The purpose of the Liquidating Trust is to wind up the Fund’s affairs and liquidate the Fund’s remaining assets, including, but not limited to, the sale of its one remaining real estate asset located in Glenview, Illinois, to make appropriate provision for the Fund’s remaining obligations and to make special distributions to the investors of available liquidation proceeds.  Pursuant to the Liquidating Trust Agreement, the Managing Trustee is entitled to receive the same compensation and expense reimbursements that the managing member of the Fund was entitled to receive.  The existence of the Liquidating Trust will terminate upon the earliest of (i) the distribution of all of the Liquidating Trust’s assets in accordance with the terms of the Liquidating Trust Agreement, or (ii) the expiration of a period of three years from the Effective Date.  The existence of the Liquidating Trust may, however, be extended beyond the three year term if the Managing Trustee determines that an extension is reasonably necessary to wind up the affairs of this Liquidating Trust.

On the Effective Date, the Fund filed a Form 15 with the Securities and Exchange Commission to terminate the registration of the units of limited liability company interest in the Fund under the Securities Exchange Act of 1934.  Accordingly, the Fund will cease filing reports under that act. However, the Managing Trustee will cause the Liquidating Trust to file with the Securities and Exchange Commission annual reports on Form 10-K using Fund’s file number (File No. 000-51868) showing the assets and liabilities of the Liquidating Trust at the end of each calendar year and describing the changes in the assets and liabilities of the Liquidating Trust and the actions taken by the Managing Trustee during the period.  The Managing Trustee will also cause the Liquidating Trust to file current reports on Form 8-K using Fund’s file number (File No. 000-51868) whenever an event occurs for which Form 8-K requires such report to be filed for the Liquidating Trust or to disclose material events relating to the Liquidating Trust or its assets.

The foregoing summary is qualified in its entirety by the Liquidating Trust Agreement attached hereto as Exhibit 10.1, and a form of investor letter attached hereto as Exhibit 99.1 anticipated to be mailed to the investors in the Fund on or about February 28, 2012, each of which is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(b)	As a result of the transfer of the Fund’s assets and liabilities to the Liquidating Trust, the impact on the pro forma consolidated financial statements results in an ending balance of zero.

(d)	Exhibits.

10.1	Liquidating Trust Agreement

99.1	Form of Investor Letter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE REALTY FUND LIQUIDATING TRUST

By:	CORNERSTONE INDUSTRIAL PROPERTIES, LLC
Its Managing Trustee

By:	CORNERSTONE VENTURES, INC.
Its Manager

Dated: February 27, 2012	By:	/s/ Terry G. Roussel
Terry G. Roussel, President
(Principal Executive Officer
and Principal Financial Officer)